UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2011
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On May 16, 2011, Energizer Holdings, Inc. (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC., as representatives of the Initial Purchasers named therein (collectively, the “Initial Purchasers”), related to the sale by the Company of $600,000,000 aggregate principal amount of 4.700% Senior Notes due 2021 (the “Notes”). The Company expects to use the net proceeds to refinance approximately $575 million of outstanding indebtedness and for general corporate purposes.
The Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.
On May 19, 2011, the Company completed the issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.
Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, are performing and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Initial Purchasers are agents and lenders under the Company’s revolving credit facility, the outstanding balance of which will be repaid with a portion of the proceeds of the offering, affiliates of certain of the Initial Purchasers are agents and purchasers under the Company’s receivables purchasing program, the balance of which will be partially repaid with a portion of the proceeds of the offering, and affiliates of certain Initial Purchasers are agents and lenders under the Company’s term loan.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.
Indenture
The Notes were issued pursuant to an indenture dated as of May 19, 2011 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of May 19, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, certain subsidiary guarantors of the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will mature on May 19, 2021. Interest on the Notes is payable semi-annually on May 19 and November 19 beginning November 19, 2011. All existing and future subsidiaries of the Company that are guarantors of the Company’s credit agreements or other indebtedness for borrowed money will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.
The Notes will constitute general unsecured and unsubordinated indebtedness and will rank equally with all the Company’s and the subsidiary guarantors’ unsecured and unsubordinated indebtedness from time to time outstanding.

The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time for the greater of the following amounts: (i) 100% of the principal amount plus accrued and unpaid interest of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture), plus 25 basis points, as determined by the Independent Investment Bank (as defined in the Indenture), plus accrued and unpaid interest on the Notes to the redemption date.
If the Company experiences a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture includes covenants that limit the ability of the Company and its material subsidiaries to, among other things: incur secured debt, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.
The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture (including the forms of notes included therein) and the Supplemental Indenture, copies of which are included as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.
Registration Rights Agreement
In connection with the issuance of the Notes, on May 19, 2011, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC., as representatives of the Initial Purchasers, pursuant to which the Company agreed to use commercially reasonable efforts to register the Notes under the Securities Act and consummate an exchange offer within 325 days after the closing of the offering or to file a shelf registration for the resale of the Notes if an exchange offer cannot be completed within that same exchange period.
If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is the 325th calendar day after the closing date, the annual interest rate on the Notes will increase by 0.25% per year. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per year.
The foregoing description of the terms of the Registration Rights Agreement is qualified in all respects by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Notes and the Indenture contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure
On May 16, 2011, the Company issued a press release announcing the pricing of the Notes offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. On May 19, 2011, the Company issued a press release announcing the closing of the Notes offering, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
4.1 Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2  Supplemental Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3  Registration Rights Agreement, dated as of May 16, 2011 by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JP Morgan Securities LLC, as representatives of the Initial Purchasers.
10.1 Purchase Agreement, dated as of May 16, 2011, by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JP Morgan Securities LLC, as representatives of the Initial Purchasers.
99.1 Press Release dated May 16, 2011.
99.2. Press Release dated May 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 19, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Supplemental Indenture, dated as of May 19, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Registration Rights Agreement, dated as of May 16, 2011 by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JP Morgan Securities LLC, as representatives of the Initial Purchasers.

10.1	Purchase Agreement, dated as of May 16, 2011, by and among the Company, the guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JP Morgan Securities LLC, as representatives of the Initial Purchasers.

99.1	Press Release dated May 16, 2011.

99.2.	Press Release dated May 19, 2011.